Exhibit 10.6

CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT (the “Agreement”) is made as of May 29, 2012 (the “Effective Date”) by and between RealD Inc. (the “Company”), a Delaware corporation, and DCH Consultants LLC (the “Consultant”).

R E C I T A L

WHEREAS, Company desires to offer Consultant, and Consultant desires to accept, a consulting arrangement to provide services as an independent contractor to Company on the terms and conditions set forth herein;

NOW, THEREFORE, the parties agree as follows:

1.             Services.

(a)           Performance. Consultant shall use Consultant’s best efforts to perform the services as set forth on Exhibit A hereto and as otherwise requested by the Company from time to time (the “Services”). Consultant shall report to the Company’s Chief Executive Officer, Michael Lewis. Consultant shall at all times perform the Services in accordance with professional standards and in compliance with all applicable laws. Consultant shall be available to perform and shall devote such time to the performance of the duties assigned to Consultant hereunder as may be necessary to perform the Services. Consultant understands and acknowledges that the time required for the performance of the Services hereunder will vary from week to week, and that Consultant’s time commitment hereunder may vary depending upon the demands of Company.

(b)           Compensation. Company shall pay Consultant the fees stated on Exhibit A for the project described therein.

(c)           Expenses. Subject to receipt of reasonable documentation in accordance with Company’s standard reimbursement policies, Company shall reimburse Consultant for all reasonable business expenses actually incurred by Consultant in connection with Consultant’s provision of the Services hereunder.

(d)           Work Space and Use of Company Facilities and Equipment. During the term of this Agreement, Company may in its sole discretion make available to Consultant (i) a space in Company’s offices, (ii) use of designated Company facilities and equipment and (iii) use of Company email address (collectively, the “Designated Assets”) for the sole purpose of providing the Services hereunder. While on Company’s premises and/or while using Company’s facilities or equipment or accessing Company’s internal systems, Consultant will be subject to Company’s policies and procedures applicable to outside consultants regarding conduct and use of Company’s facilities, equipment or internal systems if such policies and procedures are provided, and in any event Consultant will employ industry standard procedures to protect the integrity of Company’s systems, equipment, facilities and data. Consultant’s use of Company’s space, facilities, or equipment are to facilitate Consultant’s Services to Company and nothing in this provision shall constrict the right of Consultant to use Consultant’s own work space, facilities, and equipment.

2.             Relationship of Parties.

(a)           Independent Contractor. The parties acknowledge that Consultant is an independent contractor engaged to perform professional services and nothing herein shall be construed to create a partnership, joint venture, agency or employment relationship between the parties. Company will have an interest only in the results to be achieved by Consultant under this Agreement, and the manner and method of performing the Services under this Agreement and achieving the desired results shall be under the exclusive control of Consultant. Consultant shall set Consultant’s own days and hours of operation and Consultant’s performance shall not be subject to supervision or monitoring by Company, except as otherwise provided for in this Agreement. Nothing in this Agreement shall be construed to restrict the right of Company to use the services of other consultants. Further, subject to Section 9(b), Consultant may offer its services to the general public.

(b)           Employment Taxes and Benefits. Consultant understands and acknowledges it is Consultant’s obligation to pay all self-employment and other taxes in connection with the Services. Consultant is not entitled to receive any vacation or illness payments, or to participate in any plans, arrangements, or distributions by Company pertaining to any bonus, profit sharing, insurance or similar benefits for Company’s employees, and will not receive any severance or other benefits from Company upon termination or expiration of this Agreement.

(c)           Other Compensation. Consultant acknowledges and agrees that upon the termination of this Agreement pursuant to Section 7(c), no further compensation shall be due and payable to Consultant pursuant to this Agreement and Consultant further waives any rights to such compensation.

3.             Property of Company.

(a)           Definition. For the purposes of this Agreement, “Deliverables” means all documents, information, designs, materials, procedures, improvements, developments, drawings, notes, inventions and intellectual property made, conceived or developed, in whole or in part, by Consultant alone or with others, resulting from or relating to the Services.

(b)           Assignment of Ownership. Consultant hereby irrevocably transfers and assigns any and all of its right, title, and interest in and to the Deliverables, including but not limited to all copyrights, patent rights, trade secrets and trademarks, to Company. To the extent consistent with this Agreement and applicable law, all Deliverables are works for hire for Company. Deliverables will be the sole property of Company and Company will have the sole right to determine the treatment of any Deliverables, including the right to keep them as trade secrets, to file and execute patent applications on them, to use and disclose them without prior patent application, to file registrations for copyright or trademark on them in its own name, or to follow any other procedure that Company deems appropriate. Consultant shall: (i) disclose promptly and fully in writing to Company all Deliverables as they are discovered, learned, created, or developed; (ii) cooperate with and assist Company to apply for, and to execute, any applications and/or assignments reasonably necessary to obtain or maintain, any patent, copyright, trademark or other protection for the Deliverables in Company’s name as Company deems appropriate; and (iii) treat all Deliverables as “Confidential Information,” as defined below. The provisions of this Section 3 shall survive any expiration or termination of this Agreement.

4.             Confidential Information. Consultant acknowledges that Consultant will acquire information and materials from Company and knowledge about the business, products, experimental work, customers, clients and suppliers of Company and that all such knowledge, information and materials acquired, the existence, terms and conditions of this Agreement, and the Deliverables, are and will be the trade secrets and/or confidential and proprietary information of Company (collectively “Confidential Information”). Notwithstanding the preceding sentence, Confidential Information does not include any information that is or becomes part of the public domain through no fault of Consultant or that Company regularly gives to third parties without restriction on use or disclosure. Consultant agrees to hold all Confidential Information in strict confidence, not to disclose it to others or use it in any way, commercially or otherwise, except in furtherance of performing the Services, and not to allow any unauthorized person access to it, either before or after expiration or termination of this Agreement. Consultant further agrees to take all action reasonably necessary and satisfactory to protect the confidentiality of the Confidential Information including, without limitation, implementing and enforcing operating procedures to minimize the possibility of unauthorized use or copying of the Confidential Information, including using at least the same degree of care to avoid improper disclosure or use as it uses with respect to its own confidential or proprietary information.

5.             Consultant Warranties; Indemnification.

(a)           Consultant represents and warrants that: (i) Consultant has full power and authority to enter into this Agreement, to carry out its obligations hereunder, and to grant the license to Company set forth in Section 3 hereof, (ii) Consultant owns all right, title and interest to Consultant’s intellectual property, (iii) Consultant’s intellectual property does not knowingly infringe or conflict with any intellectual property rights of any third parties, and (iv) the Deliverables will not infringe or conflict with any intellectual property rights of any third parties.

(b)           Consultant shall indemnify Company and hold it harmless from and against all actions, claims, damages, losses and expenses, including court costs and reasonable fees and expenses of attorneys, expert witnesses and other professionals, arising out of, resulting from, and/or based upon: (i) any negligent act or omission or willful conduct of Consultant; (ii) any bodily injury, sickness, disease or death caused by the Services; (iii) any injury or destruction to tangible or intangible property (including computer programs and data) or any loss of use resulting therefrom, caused by the Services; (iv) a breach of any representation or warranty set forth in this Agreement; and/or (v) any violation of any statute, ordinance, or regulation by Consultant. At Company’s sole option, Consultant shall defend Company against any action or claim by a third party that is covered by the foregoing indemnity.

6.             Limitation of Liability. The total aggregate liability of Company under this Agreement is limited to the total amount of the compensation and expenses paid or due under this Agreement.

7.             Termination and Expiration.

(a)           The term of this Agreement commences as of the Effective Date and, unless sooner terminated pursuant to this Section 7 or Section 9(b), terminates four (4) months after the Effective Date, unless extended by the parties in writing.

(b)           Consultant may terminate this Agreement in the event of a material breach of this Agreement by Company if such material breach continues uncured for a period of ten (10) business days after written notice.

(c)           Company may terminate this Agreement at any time, for any reason or no reason, by giving ten (10) calendar days prior written notice to the other party.

(d)           The election by Company to terminate this Agreement in accordance with its terms will not be deemed an election of remedies, and all remedies provided by this Agreement or available at law or in equity survive any termination or expiration.

8.             Effect of Expiration or Termination. Upon the expiration or termination of this Agreement for any reason:

(a)           each party will be released from all obligations to the other under this Agreement arising after the date of expiration or termination; provided, however, that the covenants, agreements, representations, warranties, provisions, and designations contained or made in Sections 2, 3, 4, 5, 6, and 9 of this Agreement survive any termination or expiration hereof; and

(b)           Consultant shall promptly notify Company of all Confidential Information, including but not limited to, the Deliverables, in Consultant’s possession and, at the expense of Consultant and in accordance with Company’s instructions, shall promptly deliver (and irretrievably delete to the extent not deliverable) to Company, and cease any use of, all Confidential Information and all Designated Assets, without retaining any copy or representation thereof.

9.             Additional Covenants.

(a)           Solicitation of Employment, Suppliers and Customers. During the term of this Agreement and for a period of one year thereafter, Consultant shall not, directly or indirectly, solicit the services of any of the employees, consultants, or customers of Company for the direct or indirect benefit of Consultant or any third party. During the term of this Agreement and for a period of one year thereafter, Consultant shall not, directly or indirectly, for the direct or indirect benefit of Consultant or any third party, solicit the services of any of Company’s suppliers about which any Confidential Information was received by Consultant, other than with respect to services (i) of an essentially different nature from the services the supplier provided or provides to Company, or (ii) that do not exceed an aggregate cost of $1,000 in any calendar month, or (iii) that are not performed for a competitor of Company. Consultant understands and acknowledges that this obligation regarding solicitation is necessary and reasonable to protect legitimate business interests, including trade secrets, confidential information, relationships with prospective and existing customers and the goodwill associated with Company’s business, and is provided by Consultant as further inducement for Company to enter into this Agreement.

(b)           Competitive Activities; Non-Exclusivity. The parties acknowledge and agree that this Agreement is a non-exclusive engagement for Consultant’s services and that Consultant shall have the right to engage in any other gainful activities and business; provided, however, that, during the term of this Agreement, Consultant shall not, directly or indirectly, engage in any activities or business, or engage or participate in or provide services to any business, conflicting or competitive with the activities or business of Company without the express prior written approval of Company. Consultant shall provide Company written notice prior to any such engagement, participation or provision. Company shall have the right to immediately terminate this Agreement upon or after receiving such notice of Company or any such engagement, participation or provision. Consultant understands and acknowledges that this obligation regarding competitive activities is necessary and reasonable to protect legitimate business interests, including trade secrets, confidential information, relationships with prospective and existing customers and the goodwill associated with Company’s business, and is provided by Consultant as further inducement for Company to enter into this Agreement.

(c)           Provision of Services. Consultant shall be the sole provider of the Services pursuant this Agreement and that Consultant shall not delegate or subcontract any of Consultant’s duties under this Agreement except in accordance with Section 10(a).

10.           General.

(a)           Assignment. Company may assign this Agreement and its rights and obligations to another entity in its sole discretion. Consultant may not assign any of Consultant’s rights or delegate or subcontract any of Consultant’s duties under this Agreement either in whole or in part without the prior written consent of Company, which consent may be granted or withheld in Company’s sole discretion. Any attempted assignment or delegation in violation of this provision is void. Despite Company’s consent, no assignment releases Consultant of any of Consultant’s obligations or alters any of Consultant’s obligations to be performed under this Agreement.

(b)           Authority and Separate Obligations of Parties. Except as otherwise expressly provided by this Agreement, each party shall be entirely liable for its own debts and obligations. The employees and agents of one party shall not be, or be construed to be, the employees or agents of the other party for any purpose whatsoever. As Consultant is not an employee of Company or any entity affiliated with Company, Company and its affiliates shall not withhold any taxes from any amounts paid to Consultant. Consultant has no authority to enter into any agreement with any person or entity in the name of or on behalf of the Company and has no authority by virtue of this Agreement to bind or subject Company to any obligations or liabilities whatsoever. Company has the absolute right in all events to accept or not accept in whole or in part any or all of Consultant’s advice or recommendations. Nothing in this Agreement shall cause either party to be responsible for any action, omission, or inaction of the other party.

(c)           Equitable Remedies. Because the Services are personal and unique and because Consultant will have access to Confidential Information of Company, Company is entitled to enforce this Agreement and any of its provisions by injunction, specific performance and/or other equitable relief without prejudice to any other rights and remedies that Company may have for a breach of this Agreement, without the need for the posting of security and even if injunctive relief is sought to remedy a past, existing or threatened breach of contract.

(d)           Attorneys’ Fees. If any action is necessary to enforce the terms of this Agreement, the substantially prevailing party will be entitled to reasonable attorneys’ fees, costs and expenses in addition to any other relief to which such prevailing party may be entitled.

(e)           Governing Law; Venue; Severability. This Agreement is to be governed by and construed in accordance with the internal laws of the State of California excluding that body of law pertaining to conflict of laws. Any action or proceeding arising out of or relating to this Agreement must be brought, if at all possible, in the state or federal courts within California, and the parties irrevocably agree to the jurisdiction and venue of such courts for such purposes. If any provision of this Agreement is for any reason found to be unenforceable, the remainder of this Agreement will continue in full force and effect.

(f)            Notices. All notices and other communications required or permitted hereunder shall be in writing and be sent by facsimile or electronic mail, with confirmed transmission and receipt or mailed by registered or certified mail, postage prepaid, or otherwise delivered by hand or by messenger to the address specified on the signature page of this Agreement or such other address as the receiving party specifies in writing, and will be effective upon its mailing as specified.

(g)           Jointly Drafted; Review by Counsel. The parties have participated jointly in the negotiation and drafting of this Agreement and have had the opportunity to review the Agreement with counsel of their choosing. In the event an ambiguity or question of intent or interpretation arises, no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

(h)           Complete Understanding; Modification. This Agreement constitutes the complete and exclusive understanding and agreement of the parties and cancels and supersedes all prior understandings and agreements including, without limitation, any prior employment agreements between the parties, whether written or oral, express or implied, with respect to the subject matter hereof. Any waiver, modification or amendment of any provision of this Agreement will be effective only if in writing and signed by the parties hereto.

(i)            Counterparts. This Agreement may be executed by facsimile signatures and in counterparts, each of which shall constitute an original, and all of which shall constitute one and the same instrument.

11.           United States Foreign Corrupt Practices Act. Consultant makes the following representations and warranties:

(a) Acknowledgment of Applicability of FCPA. Consultant is aware that the United States Foreign Corrupt Practices Act, as amended (“FCPA”), the Bribery Act 2010, recently enacted in the United Kingdom (the “Bribery Act”), and the anti-bribery laws and regulations of other countries, apply to in the course of its performance under this Agreement.

(b) Compliance with FCPA and the Bribery Act. Neither Consultant nor any of its affiliates or subsidiaries, nor any of their respective shareholders, directors, officers, employees, agents, consultants or other representatives have performed or will perform, in connection with this Agreement, directly or indirectly, any act constituting a violation of the FCPA, the Bribery Act or the anti-bribery laws of any other countries, or any regulations promulgated thereunder, including, without limitation, making, promising to make or offering to make any contribution, gift, bribe, rebate, payoff, influence payment, kickback or other payment to anyone, including any “foreign official” (as defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, whether in money, property, services or anything else of value, in violation of any laws or for the purpose of (i) obtaining favorable treatment in securing business, (ii) paying for favorable treatment for business secured, (iii) obtaining special concessions or for special concessions already obtained, (iv) otherwise influencing the acts of such foreign official, political party or official thereof or candidate for foreign political office in their official capacity, or (v) otherwise obtaining an improper advantage in securing or retaining business.

(c) No Foreign Official Agents. No director, officer, employee, agent, consultant or other representative of Consultant is a “foreign official” (as defined in the FCPA).

(d) Cooperation with Investigations. Consultant will fully cooperate with any ethics or compliance investigations into possible FCPA violations of the FCPA, the Bribery Act or the anti-bribery laws and regulations of other countries that arise in connection with this Agreement.

(e) Complete and Accurate Books and Records. Consultant will keep accurate financial books and records in connection with its performance under this Agreement.

[Signature page follows.]

IN WITNESS WHEREOF, the parties have signed this Agreement as of the Effective Date.

Company:		Consultant

RealD Inc.		DCH Consultants LLC

By:	/s/ Michael V. Lewis	By:	/s/ David C. Habiger

Name:	Michael V. Lewis	Name:	David C. Habiger

Title:	Chairman & CEO	Title:	Director

EXHIBIT A

SERVICES TO BE PROVIDED

Term

Company is hiring Consultant for a four (4) month engagement. RealD shall have the right to extend the engagement for up to two (2) additional months on the same terms, by providing Consultant with ten (10) days written notice prior to the end of the Term (email is sufficient).

Statement of Work

Consultant will provide consulting services to the Company regarding the application of one or more of the Company’s technologies in the consumer electronics industry, all as agreed between the Company and Consultant.

Compensation

Consultant’s compensation for this engagement will be paid in cash in an amount equal to US$20,000 per month, payable in arrears, upon submission of an invoice by Consultant to Company.